United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) August 9, 2016

Blue spa incorporated
(Exact name of registrant as specified in its chapter)

Nevada	000-54875	000-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

403 E. Commerce Street, San Antonio, Texas	78205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-41-79-515-5555

26/F Building A, Times Plaza, 2 Zongfu Road, Chengdu, China, 610016
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Blue Spa Incorporated	Page 2

Information to be included in report

Item 5.01.	Changes in Control of Registrant.

On July 25, 2016, Law Yau Yau and Workplan Holding Inc. entered into a share purchase agreement for the purchase and sale of four million shares in the capital of Blue Spa for the purchase price of $4,000.00. For more details see Exhibit 10.1 – Share Purchase Agreement.

As a result of the purchase and sale of the four million shares, there was a change in control in the voting shares of Blue Spa. Christopher Grunder, the sole shareholder of Workplan Holding Inc., is now the beneficial owner of 57.1% of the issued and outstanding shares of common stock in the capital of Blue Spa and Mr. Yau, the former CEO and President of Blue Spa owns no shares of common stock in the capital of Blue Spa.

Prior to the purchase and sale of shares, no shareholder beneficially owned 5% or more of the issued and outstanding shares of common stock, with the exception of Mr. Yau, who owned 57.1% of the issued and outstanding shares of common stock in the capital of Blue Spa.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 25, 2016, Suha Hächler consented to and was appointed the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, and the Corporate Secretary of Blue Spa by the board of directors.

The board of directors of Blue Spa currently consists of Law Yau Yau as the sole director and of Suha Hächler as the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, and the Corporate Secretary of Blue Spa.

Suha Hächler (68 years old) has been the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, and the Corporate Secretary of Blue Spa since July 2016. During the past five years, Mr. Hächler has been an entrepreneur and executive officer in several companies, including Xerox AG, where he was involved with the development and implementation of the printing systems. Mr. Hächler is currently teaching business management consultancy at the international school Gustav Käser in Switzerland and also studied economics at the international school HSG St. Gallen in Switzerland.

Law Yau Yau (33 years old) has been the sole director of Blue Spa since September 2009 and from September 2009 to July 2016 was the sole officer of Blue Spa. Since January 2005 Mr. Yau Yau has also been a Quality Control Manager for Shenzhen Linfeng Electronics Co Ltd., in the Shenzhen, Province of China.

During the past three years, Mr. Hächler has not served as a director of any listed companies.

There is no family relationship among the directors or officers of Blue Spa.

During the last two years, there has been no transaction or proposed transaction that Blue Spa was or is a party to in which Mr. Hächler nor Mr. Yau had or is to have a direct or indirect material interest.

Item 7.01.	Regulation FD Disclosure.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 10.1, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibit 10.1 is incorporated herein by reference.

Form 8-K	Blue Spa Incorporated	Page 3

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Share Purchase Agreement dated July 25, 2016 between Workplan Holding Inc. and Law Yau Yau.	Included

Form 8-K	Blue Spa Incorporated	Page 4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Blue Spa Incorporated has caused this report to be signed on its behalf by the undersigned duly authorized person.

blue spa incorporated

Dated: August 11, 2016	By:	/s/ Suha Hächler
Suha Hächler – President & CEO